Registration No. 333- ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BERLINER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	75-2233445
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18-01 Pollitt Dr.
Fair Lawn, New Jersey 07410
(201) 791-3200
(Address of Principal Executive Offices)

2009 OMNIBUS EQUITY AND INCENTIVE COMPENSATION PLAN
(Full Title of the Plan)

Rich B. Berliner
Chief Executive Officer
18-01 Pollitt Dr.
Fair Lawn, New Jersey 07410
(201) 791-3200
(Name, Address and Telephone Number of Agent For Service)

With a Copy to:

Douglas R. Brown, Esq.
Norris, McLaughlin & Marcus, P.A.
721 Route 202-206
P.O. Box 5933
Bridgewater, New Jersey 08807-5933
908-722-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock par value $0.00002 per share.	2,651,573	$0.62	$1,643,975	$118.00

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933.

*
Separately given to participants.  Pursuant to the rules for filing a Registration Statement on Form S-8, such information is contained in a document which does not constitute a part of this Registration Statement but which shall, together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, constitute a prospectus under Section 10(a) of the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus (“Plan Prospectus”) relating to issuances of shares of common stock pursuant to the Plan.  Under the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to Plan participants any required information as specified by Rule 428(b)(1).  The second prospectus (“Resale Prospectus”), may be used in connection with reoffers and resales, made on a delayed or continuous basis in the future, as provided in Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), of shares of common stock of the Company acquired by Plan participants who are our “affiliates” as such term is defined in Rule 405 under the Securities Act, which shares constitute “control securities” as such term is defined in General Instruction C to Form S-8.  The Plan Prospectus has been omitted from this Registration Statement as permitted by Part I of Form S-8.  The Resale Prospectus is filed as part of this Registration Statement as required by Form S-8.

Item 2.  Registrant Information and Plan Annual Information

Copies of documents incorporated by reference in Item 3 of Part II of this registration statement, and such other documents required to be delivered to employees pursuant to Rule 428(b) (Section 230.428(b)) may be obtained upon written or oral request without charge from the headquarters office of the Company, Berliner Communications, Inc., Attn:  Nicholas Day, General Counsel, 18-01 Pollitt Dr., Fair Lawn, New Jersey 07410 (201) 791-3200.

Item 2A. Reoffer Prospectus

A prospectus relating to the reoffer of control securities and restricted securities acquired by participants under the Plan follows below.

REOFFER PROSPECTUS

87,498 Shares of Common Stock, Par Value $0.00002 per share

BERLINER COMMUNICATIONS, INC.

This prospectus has been prepared for use in connection with the proposed sales by the stockholders named herein (the “Selling Stockholders") of an aggregate of 87,498 shares of Common Stock of Berliner Communications, Inc. (the “Company") acquired by the Selling Stockholders under the Company's 2009 Omnibus Equity and Incentive Compensation Plan.

It is contemplated that offerings and/or sales by the Selling Stockholders will be made from time to time pursuant to this Registration Statement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A
A CRIMINAL OFFENSE.

Our common stock is traded on the Over the Counter Bulletin Board under the symbol “BERL.OB.” The closing sale price for our common stock on the Over the Counter Bulletin Board on December 28, 2009 was $.80 per share and the bid and ask prices were $.60 and $.64, respectively.

Investing in the common stock offered by this prospectus is speculative and involves a high degree of risk. See “Risk Factors” beginning on page I-4.

The date of this Prospectus is December 30, 2009

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-8 with the Commission with respect to this distribution.  This prospectus, which is part of that registration statement, does not include all of the information contained in the registration statement.  You should refer to the registration statement and its exhibits and schedules for additional information.  Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits and schedules attached to the registration statement for copies of the actual contract, agreement or other document.

We also file annual, quarterly and current reports, proxy statements and other documents with the Commission under the Exchange Act.  You may read and copy any materials that we may file without charge at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may call the Commission at 1 -800-SEC-0330 for further information on the operation of the Public Reference Room.  You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549.  The Commission also maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  The other information we file with the Commission is not part of the registration statement of which this prospectus forms a part.  You may also view the reports we file with the Commission at our website: http://www.bcisites.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are hereby incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended June 30, 2009, filed with the Commission on September 28, 2009.

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Commission on November 16, 2009.

(c)	the Company’s Current Report on Form 8-K filed with the Commission on November 16, 2009.

(d)	the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on October 27, 2009.

(e)
all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the Registration Statement have been sold or that deregisters all securities remaining unsold at the time of the amendment

Copies of documents incorporated herein by reference may be obtained upon written or oral request without charge (other than exhibits thereto) from the headquarters office of the Company, Berliner Communications, Inc., 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410, (201) 791-3200, Attn: Nicholas Day.

THE COMPANY

Berliner Communications, Inc. was originally incorporated in Delaware in 1987 as Adina, Inc. (“Adina”). Adina’s corporate existence was permitted to lapse in February of 1996 and in August of 1999 was reinstated as eVentures Group, Inc. (“eVentures”).  In December of 2000, eVentures changed its name to Novo Networks, Inc. (“Novo”).

On February 18, 2005, Novo entered into an asset purchase agreement with the former Berliner Communications, Inc., currently named Old Berliner, Inc.  (“Old Berliner”) and BCI Communications, Inc. (“BCI”), a Delaware corporation and our wholly-owned subsidiary.  As part of this transaction, BCI acquired (the “Acquisition”) the operations and substantially all of the assets and liabilities of Old Berliner. On September 16, 2005, Novo changed its name to Berliner Communications, Inc. (“Berliner”). Berliner is now the public reporting entity, and all of our operations are run out of Berliner’s wholly-owned subsidiary, BCI. Unless the context otherwise requires, references to “we”, “us”, “our” and “the Company” refer to Berliner and its consolidated subsidiary BCI.

Prior to the Acquisition, Old Berliner provided wireless carriers with comprehensive site acquisition, construction and zoning services. Old Berliner was founded in 1995, and over the course of the following years, its service offerings were expanded to include radio frequency and network design and engineering, infrastructure equipment construction and installation, radio transmission base station modification and project management services. With the consummation of the Acquisition, BCI carried on the operations of Old Berliner.

During fiscal 2007, we entered into several asset purchase agreements which expanded our presence primarily in the West and Southwest portions of the United States.

On November 1, 2008, we entered into an Agreement with T3 Communications, Inc. to purchase certain of its assets and operations.  This acquisition provided our Specialty Communications Services Division with additional resources and a regional presence in the Southeast.

The results of these acquired businesses have been incorporated into our consolidated financial statements since the dates of acquisition.

The Company operates in two business segments: (1) infrastructure construction and technical services and (2) site acquisition and zoning.

RISK FACTORS

An investment in our common stock involves significant risks. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, before buying shares of our common stock. Many of the risks discussed below have affected our business in the past, and many are likely to continue to do so. These risks may materially adversely affect our business, financial condition, operating results or cash flows, or the market price of our common stock. Each of these risk factors could adversely affect the value of an investment in our common stock.

Although we have had net income in prior periods, we experienced losses in fiscal 2009 and we may never achieve sustained profitability.

Although we had net income during the years ended June 30, 2008, 2007 and 2006, we were not profitable during the year ended June 30, 2009 and we may not be profitable in future periods, either on a short or long-term basis.  To the extent that revenue declines or does not grow at anticipated rates, increases in operating expenses precede or are not subsequently followed by commensurate increases in revenue or we are unable to adjust operating expense levels accordingly, your investment could be jeopardized.

We generate a substantial portion of our revenue from a limited number of customers, and if our relationships with such customers were harmed, our business would suffer.

As of and for the year ended June 30, 2009, we derived 43% of our total revenue from three customers, and those customers represented 28% of our accounts receivable. During the year ended June 30, 2009, Metro PCS, Inc. (and its subsidiaries) represented 19%, T-Mobile (and its subsidiaries) represented 13%, Clearwire US LLC represented 11% of our total revenue.

As of and for the year ended June 30, 2008, we derived 84% of our total revenue from our two largest customers, and those customers represented 62% of our accounts receivable. During the year ended June 30, 2008, Sprint Nextel Corporation represented 77% and Metro PCS represented 7% of our total revenue.

We believe that a limited number of clients will continue to be the source of a substantial portion of our revenue for the foreseeable future.  Key factors in maintaining our relationships with such customers include, without limitation, our performance on individual contracts and the strength of our professional reputation.  To the extent that our performance does not meet client expectations, or our reputation or relationships with one or more key customers are impaired, this could cause a significant decrease in our revenue, which would negatively impact our ability to generate income.  In addition, our key customers could slow or stop spending on initiatives related to projects we are performing for them, which could be impacted by the increased difficulty in the credit markets as a result of the recent economic crisis, and this, while outside our control, could materially impair our operating results.

For example, during the fourth quarter of fiscal 2008, we were advised that our largest customer at that time, Sprint Nextel, had slowed the implementation of initiatives related to significant projects we were performing for them.  This customer notified us of the cancellation of certain purchase orders, and instructed us to delay the completion of other existing purchase orders.  This loss of revenue had a material impact on our financial results, including our revenue and operating income for fiscal 2009.

If we experience material delays and or defaults in customer payments, we could be unable to cover all expenditures.

Because of the nature of our contracts, we commit resources to projects prior to receiving payments from our customers in amounts sufficient to cover expenditures on client projects as they are incurred.  Delays in customer payments may require us to make a working capital investment, or obtain advances from our line of credit, which may be adversely affected by the current turmoil in the credit markets.  If a customer defaults in making its payments on a project or projects in which we have devoted significant resources, it could have a material negative effect on our results of operations or negatively impact our financial covenants with our lenders.

If the percentage of our revenue derived from construction-related activities increases, our gross margins may suffer.

We have historically earned lower relative gross margins on engineering and construction-related activities.  We typically perform our own network design-related, site acquisition-related services and hire subcontractors to perform engineering and construction services under our direct management. Subcontracted work generally carries lower profit margins than self-performed work.  If the proportion of construction-related services we deliver increases, then our gross margins and net income may suffer

We may need additional working capital, the lack of which would likely have a significant negative impact on our ability to grow our business.

We may require additional working capital in order to fund the growth of our operations.  If adequate funds are not available on terms acceptable to us, we may not be able to effectively grow our operations and expand our business.  Our ability to fund our operations and corporate infrastructure is directly related to the continued availability of these and other funding sources, which may be adversely affected by the current condition of the credit markets.

We can provide no assurances that we would be able to raise such financing when needed or on acceptable terms.  As a result, we may be forced to reduce or delay additional expenditures or otherwise delay, curtail or discontinue some or all of our operations.

Delays in the adoption and deployment of next generation wireless networks could negatively affect the demand for our services and our ability to grow our revenue.

Wireless service providers may delay their development of next generation technology if, among other things, they expect slow growth in the adoption of such technology, reduced profitability due to price competition for subscribers or regulatory delays.  For example, even though wireless service providers have made substantial investments worldwide in acquiring third generation, or 3G licenses, some providers have delayed deployment of 3G networks. Others are investing in fourth generation, or 4G, networks, and others in long term evolution, or LTE, networks. Since we expect that a substantial portion of our growth will be derived from our services related to new technologies, further delays in the adoption and deployment of these technologies, such as 4G and LTE, would negatively affect the demand for our services and our ability to grow our revenue as quickly as expected.

We bear the risk of cost overruns in some of our contracts.

We conduct our business under various types of contractual arrangements. Under such contracts, prices are established, in part, on cost and scheduling estimates, which are based on a number of assumptions, including, without limitation, assumptions about future economic conditions, prices and availability of labor, equipment and materials, and other exigencies.  These assessments are made more difficult by the current uncertainty in the capital markets and the wide fluctuation of prices for equipment, fuel and other costs associated with our services.  If those estimates prove inaccurate, or circumstances change, cost overruns may occur, and we could experience reduced profits or, in some cases, a loss for that project.

Our dependence on subcontractors and equipment manufacturers could adversely affect us.

We rely on third-party subcontractors as well as third-party equipment manufacturers to complete our projects.  To the extent that we cannot engage subcontractors or acquire equipment or materials, our ability to complete a project in a timely fashion or at a profit may be impaired.  If the amount we are required to pay for these goods and services exceeds the amount we have estimated in bidding for fixed-price contracts, we could experience losses in the performance of these contracts.  In addition, if a subcontractor or a manufacturer is unable to deliver its services, equipment or materials according to the negotiated terms for any reason, including the deterioration of its financial condition, we may be required to purchase the services, equipment or materials from another source at a higher price.  This may reduce the profit to be realized or result in a loss on a project for which the services, equipment or materials were needed.

If we guarantee the timely completion or performance standard of a project, we could incur significant, additional costs.

In some instances, we guarantee to a customer that we will complete a project by a scheduled date.  The contract sometimes provides that the project, when completed, will also achieve certain performance standards.  If we subsequently fail to complete the project as scheduled, or if the project falls short of guaranteed performance standards, we may be held responsible for cost impacts to the client resulting from any delay or the costs to cause the project to achieve such performance standards.  In some cases, where we fail to meet those performance standards, we may also be subject to agreed-upon liquidated damages.  To the extent that these events occur, the total costs of the project could exceed its original estimates and we could experience reduced profits or, in some cases, a loss for that project.

The nature of our construction business exposes us to potential liability claims and contract disputes that may negatively affect our results of operations.

We engage in construction activities, including the oversight of engineering firms, for wireless networks where design, construction or systems failures can result in substantial injury or damage to third parties.  Any liability in excess of insurance limits at locations constructed by us could result in significant liability claims against us, which claims may negatively affect our results of operations, perhaps materially.  In addition, if there is a customer dispute regarding our performance of project services, the customer may decide to delay or withhold payment to us.  If we were ultimately unable to collect on these payments, our results of operations would be negatively impacted, perhaps materially.

We maintain a workforce based upon current and anticipated workloads.  If we do not receive future contract awards or if these awards are delayed, we may incur significant costs in meeting workforce demands.

Our estimates of future performance depend on, among other matters, whether and when we will receive certain new contract awards.  While our estimates are based upon our good faith judgment, they can be unreliable and may frequently change based on newly available information.  In the case of our larger projects where timing is often uncertain, it is particularly difficult to project whether and when we will receive a contract award.  The uncertainty of contract award timing can present difficulties in matching our workforce size with our contract needs.  If an expected contract award is delayed or not received, we could incur costs resulting from reductions in staff or redundancy of facilities that would have the effect of negatively impacting our operating performance.

We may not be able to hire or retain a sufficient number of qualified employees to meet our contractual obligations or maintain the quality of our services.

As a service business, our ultimate success depends significantly on our ability to attract, train and retain system deployment, managerial, marketing and sales personnel who have excellent technical and interpersonal skills.  Competition for employees with the required range of skills fluctuates, depending on customer needs, and can be intense.  At times, we have had difficulty recruiting and retaining qualified technical personnel to properly and quickly staff large customer projects.  In addition to recruitment difficulties, we must fully and properly train our employees according to our customers’ technology requirements and deploy and fully integrate each employee into our customers’ projects.  Competition in the wireless industry is increasing the level of specific technical experience and training required to fulfill customer-staffing requirements.  This process is costly, and resource constraints may impede our ability to quickly and effectively train and deploy all of the personnel required to staff projects.

Intense competition in our industry could reduce our market share.

We serve markets that are highly competitive and in which a large number of multinational companies compete.  In particular, the telecommunications services, site acquisition and construction markets are highly competitive and require substantial resources and capital investment in equipment, technology and skilled personnel.  Competition also places downward pressure on our contract prices and profit margins.  Intense competition is expected to continue in these markets.  If we are unable to meet these competitive challenges, we could lose market share to our competitors and experience an overall reduction in our operating performance.

We are vulnerable to the cyclical nature of the market we serve.

The demand for our services and products is dependent upon the existence of projects with engineering, procurement, construction and management needs.  The wireless telecommunications market, where we principally compete, is particularly cyclical in nature.  This industry has historically been, and we expect it will continue to be, vulnerable to general economic downturns and is cyclical in nature.  As a result, our past results have varied considerably and our performance may continue to be volatile, depending upon the demand for future projects in the industry.

We may experience significant fluctuations in our quarterly results as a result of uncertainties relating to our ability to generate additional revenue, manage expenditures and other factors, some of which are outside of our control.

Our quarterly operating results have varied considerably in the past, and may continue to do so, due to a number of factors.  Many of these factors are outside our control and include, without limitation, the following:

▪	financing provided to customers and potential customers;

▪	the commencement, progress, completion or termination of contracts during any particular quarter;

▪	the availability of equipment to deploy new technologies, such as 4G and LTE;

▪	the growth rate of wireless subscribers, which has a direct impact on the rate at which new cell sites are developed and built; and

▪	telecommunications market conditions and economic conditions generally.

Due to these factors, our results for a particular quarter, and therefore, our combined results for that same period, may not meet the expectations of investors, which could cause the price of our common stock to decline significantly.

Our stock price is volatile and purchasers of our common stock could incur substantial losses.

Historically, our stock price has been volatile.  The stock market in general, particularly recently, and the market for telecommunications companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies.  As a result of this volatility, investors may not be able to sell their common stock at or above their respective purchase prices.  The market price for our common stock may be influenced by many factors, including, but not limited to, variations in our financial results or those of companies that are perceived to be similar to us, investors’ perceptions of us, the number of our shares available in the market, future sales of our common stock, and general economic, industry and market conditions.

There is a lack of a public market for our shares, which limits our shareholders’ ability to sell their shares.

There is currently a limited public market for our shares, and we cannot assure you that a more active market for our common stock will develop. Consequently, investors may not be able to liquidate their shares at a suitable price, or at all.

We have experienced, and expect to continue to experience, long sales cycles, we expect to incur significant costs to generate new business and our customer base may not experience growth commensurate with such costs.

Historically, purchases of our services by customers often entailed a lengthy decision-making process for the customer.  Selecting wireless network deployment services involves substantial costs and has strategic implications.  Senior management of the customer is often involved in this process, given the importance of the decision, as well as the risks faced by the customer if the services do not meet the customer’s particular needs.  We may expend substantial funds and effort to negotiate agreements for these services, but may ultimately be unable to consummate agreements for services and expand our customer base.  As a result of lengthy sales cycles, we expect to continue to incur relatively high costs to generate new business.

If we are unable to identify and complete future acquisitions, we may be unable to continue our growth.

We may not be able to identify additional, attractive acquisition opportunities.  Even if we identify favorable acquisition targets, there is no guarantee that we can acquire them on reasonable terms or at all.  If we are unable to complete attractive acquisitions, we may not experience growth.

If we fail to accurately estimate costs and other factors associated with contracts accounted for using the percentage-of-completion method of accounting, this may reduce our profitability.

We recognize revenue and profit on our contracts as the work progresses using the percentage-of-completion method of accounting.  Under this method, contracts in progress are valued at cost plus accrued profits less earned revenue and progress payments on uncompleted projects.  This method relies on estimates of total expected contract revenue and costs.

Contract revenue and total cost estimates are reviewed and revised monthly as the work progresses, such that adjustments to profit resulting from revisions are made cumulative to the date of revision.  Adjustments are reflected for the fiscal period affected by those revised estimates.  If estimates of costs to complete long-term projects indicate a loss, we immediately recognize the full amount of the estimated loss.  Such adjustments and accrued losses could result in reducing our profitability.

We may incur goodwill and other intangible impairment charges which could reduce our profitability.

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, we review the carrying values of our goodwill and indefinite lived intangible assets at least annually.  We determine the fair value of businesses acquired (reporting units) and compare it to the carrying value, including goodwill, of such businesses.  If the carrying value exceeds its fair value, the goodwill of the unit may be impaired.  The amount, if any, of the impairment is then measured, based on the excess, if any, of the reporting unit’s carrying value of goodwill over its implied value.  Accordingly, an impairment charge would be recognized for the period identified which would reduce our profitability.

We are in default under our credit facility with PNC Bank, and this could severely impact our ability to grow our business and execute our business plan should we be unable to obtain a waiver of this default.

On November 11, 2009, we determined that we were no longer in compliance with the Fixed Charge Coverage Ratio covenant in our credit facility with PNC Bank (the "PNC Facility").  The Lenders under the PNC Facility now have the right to (i) accelerate all of BCI’s indebtedness and any interest accrued thereon under the PNC Facility, (ii) terminate the PNC Facility, (iii) refuse to make any additional advances under the PNC Facility, and (iv) exercise any and all other rights or remedies as provided for in the PNC Facility including, but not limited to, increasing the interest rate for revolving Domestic Loans (as defined in the PNC Facility) by two percent (2%) per annum.  While we do not expect the Lenders to immediately terminate the PNC Facility or demand immediate repayment of the outstanding debt and payment of accrued interest thereon, as a result of the aforementioned event of default, the Lenders have the right to do so.   PNC could then terminate our line of credit if we remain in default, and execute additional remedies pursuant to the terms of the PNC Facility, including demanding repayment of outstanding amounts due under the line at that time.  In this circumstance, if we do not have sufficient funds to make this payment, we could be forced into insolvency.  Even if we were to pay off the line, we might not be able to access the line of credit for additional funds going forward, and  this could severely impact our ability to grow our business and execute our business plan.

SELLING STOCKHOLDERS

The table below sets forth the names and present positions held by the Selling Stockholders, all of whose addresses are care of the Company at 18-01 Pollitt Dr., Fair Lawn, New Jersey 07410.  The shares that the Selling Stockholders may offer from time to time are shares acquired or to be acquired by them upon the receipt and/or exercise of awards that have been or may in the future be granted to them by the Company pursuant to the Company's  2009 Omnibus Equity and Incentive Compensation Plan (the "Plan").  The following table lists all persons holding awards, who, because of their position with the Company or amount of stock of the Company owned by them, may be deemed to  be "affiliates" and persons who are nonaffiliates who have acquired shares under the Plan prior to the filing of the registration statement of which this prospectus is a part.  The Selling Stockholders may from time to time offer all or part of the shares acquired by them upon the exercise of options now held or which may be granted to them in the future by the Company in any trading markets.  The Company will pay all expenses of preparing and reproducing this Prospectus, but will not receive any part of the proceeds of the sale of any such shares.  The Selling Stockholders will pay any and all brokerage commissions charged to sellers in connection with such sales.

The amount of securities to be offered or resold by means of the reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling securities of the registrant, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Commission.

Name	Present Position with Company	No. of Shares

Mark S. Dailey	Director	29,166

Mehran Nazari	Director	29,166

Sigma Capital Advisors, LLC*	Director	29,166

* Thom Waye, a director of the Company, is the indirect owner of 100% of the members’ interests in Sigma Capital Advisors, LLC.

LEGAL MATTERS

The legality of the shares of Common Stock being offered hereby will be passed upon by Norris, McLaughlin  & Marcus, P.A., 721 Route 202-206, Bridgewater, New Jersey 08807.

EXPERTS

The financial statements as of June 30, 2009 and 2008 and for each of the two years in the period ended June 30, 2009 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

USE OF PROCEEDS

The Company will not receive any proceeds from the reoffer and resale of securities by the Selling Stockholders hereunder.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

This Form S-8 is filed with the Commission pursuant to General Instruction E to Form S-8.  The 2,651,573 shares being registered pursuant to this Form S-8 constitute shares of the Company’s Common Stock which may be issued under the Plan.  The Plan was approved by the shareholders at the Company’s 2009 Annual Meeting of Shareholders.

The following documents filed by the Company with the Commission are incorporated by reference in this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the year ended June 30, 2009, filed with the Commission on September 28, 2009.

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the Commission on November 16, 2009.

(c)	the Company’s Current Report on Form 8-K filed with the Commission on November 16, 2009.

(d)	the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on October 27, 2009.

(e)
all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under the Registration Statement have been sold or that deregisters all securities remaining unsold at the time of the amendment

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of the DGCL or obtained an improper personal benefit.

The Company’s Certificate of Incorporation (the “Charter”) specifically limits each director’s personal liability, as permitted by Section 102 of the DGCL, and provides that if it is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding.  The power to indemnify applies if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees, but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification will be made in the event of any adjudication of liability on the part of a person to the corporation, unless a court believes that in view of all the circumstances indemnification should apply.  Our Charter provides for indemnification of our directors, officers, employees and agents to the fullest extent permitted by the DGCL.

The Company’s bylaws also provide that it will indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL against all expenses, liability and loss (including attorneys’ fees judgments, fines, special excise taxes or penalties on amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, including the right to require advancement by us of attorneys’ fees and other expenses incurred in defending any such proceeding in advance of its final disposition, provided that we receive an undertaking from such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified.  The Company has entered into agreements with certain of its directors and executive officers that provide for indemnification of such persons, and it maintains a directors’ and executive officers’ liability insurance policy as permitted by its Charter and Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed

Not Applicable

Item 8.	Exhibits

4(a)	2009 Omnibus Equity and Incentive Compensation Plan, is incorporated herein by reference to Appendix A attached to the Company’s Proxy Statement filed with the Commission on October 27, 2009.
*5	Opinion of Norris, McLaughlin & Marcus, P.A.
*23(a)	Consent of BDO Seidman, LLP
23(c)	Consent of Norris, McLaughlin & Marcus, P.A. (included in Exhibit 5)
24	Power of Attorney (included on signature page)

*Filed herewith

Item 9.	Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs 1(i) and 1(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided further, however, that paragraphs 1(i), 1(iii), and 1(ii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (230.430B of this chapter):

i.
Each prospectus filed by the registrant pursuant to  Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

iii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Fair Lawn, State of New Jersey, on this 30th day of December, 2009.

BERLINER COMMUNICATIONS, INC.

By:	/s/ Rich B. Berliner
Name:	Rich B. Berliner
Title:	Chief Executive Officer and President

KNOW  ALL  MEN  BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicholas Day and  Rich B. Berliner (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all  amendments  (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Rich B. Berliner	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	December 30, 2009
Rich B. Berliner

/s/ Raymond A. Cardonne	Chief Financial Officer and Treasurer (Principal Financial Officer)	December 30, 2009
Raymond A. Cardonne

/s/ Mark S. Dailey	Director	December 30, 2009
Mark S. Dailey

/s/ Peter J. Mixter	Director	December 30, 2009
Peter J. Mixter

/s/ Mehran Nazari	Director	December 30, 2009
Mehran Nazari

/s/ John Stevens Robling, Jr.	Director	December 30, 2009
John Stevens Robling, Jr.

/s/ Thom Waye	Director	December 30, 2009
Thom Waye